Exhibit 10.1

Jointly prepared by the Real Property Section of the New York State Bar Association, the New York State Land Title Association, the Committee on Real Property Law of the Association of the Bar of the City of New York and the Committee on Real Property Law of the New York County Lawyers' Association


   WARNING: NO REPRESENTATION IS MADE THAT THIS FORM OF CONTRACT FOR THE SALE
     AND PURCHASE OF REAL ESTATE COMPLIES WITH SECTION 5-702 OF THE GENERAL
                       OBLIGATIONS LAW ("PLAIN LANGUAGE").

                CONSULT YOUR LAWYER BEFORE SIGNING THIS AGREEMENT

NOTE: FIRE AND CASUALTY LOSSES AND CONDEMNATION
This contract form does not provide for what happens in the event of fire, or other casualty loss or condemnation before the title closing. Unless different provision is made in this contract, Section 5-1311 of the General Obligations Law will apply. One part of that law makes a Purchaser responsible for fire and casualty loss upon taking possession of the Premises before the title closing.

                          Residential Contract of Sale
                          ----------------------------

     Contract of Sale made as of April 17, 2008        BETWEEN
Cortlandt Building Associates, LLC

Address: 1985 Crompond Road, Cortlandt Manor, NY 10567
Social Security Number/Fed. I.D. No.(s):         hereinafter called "Seller" and
Gyrodyne Company of America, Inc.
Address: One Flowerfield, Suite 24, St. James, NY 11780
Social Security Number/Fed. I.D. No.(s):         hereinafter called "Purchaser"

The parties hereby agree as follows:

1. Premises. Seller shall sell and convey and Purchaser shall purchase the property, together with all buildings and improvements thereon (collectively the 'Premises"), more fully described on a separate page marked "Schedule A", annexed hereto and made a part hereof and also known as:
Street Address: 1985 Crompond Road, Cortlandt Manor, NY 10507

Tax Map Designation: Sect. 33.12 Block 1 Lot 3

Together with Seller's ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the Premises to the center line thereof, including any right of Seller to any unpaid award by reason of any taking by condemnation and/or for any damage to the Premises by reason of change of grade of any street or highway. Seller shall deliver at no additional cost to Purchaser, at Closing (as hereinafter defined), or thereafter, on demand, any documents that Purchaser may reasonably require for the conveyance of such title and the assignment and collection of such award or damages.

2. Personal Property. This sale also includes all fixtures and articles of personal property now attached or appurtenant to the Premises, unless specifically excluded below. Seller represents and warrants that at Closing they will be paid for and owned by Seller, free and clear of all liens and encumbrances, except any existing mortgage to which this sale may be subject. They include, but are not limited to, plumbing, heating, lighting and cooking fixtures, chandeliers, bathroom and kitchen cabinets and counters, mantels, door mirrors, switch plates and door hardware, venetian blinds, window treatments, shades, screens, awnings, storm windows, storm doors, window boxes, mail box, TV aerials, weather vane, flagpole, pumps, shrubbery, fencing, outdoor statuary, tool shed, dishwasher, washing machine, clothes dryer, garbage disposal unit, range, oven, built-in-microwave oven, refrigerator, freezer, air conditioning equipment and installations, wall to wall carpeting and built-ins not excluded below (strike out inapplicable items).
All and only to the extent the referenced items exist on premises on date of this contract in "as is" condition, except as expressly set forth in Section 14(e)

Excluded from this sale are furniture and household furnishings and

3. Purchase Price. The purchase price is

                                                 $ 7,000,000
payable as follows:
(a) On the signing of this contract, by Purchaser's good check payable to the Escrowee (as hereinafter defined), subject to collection, the receipt of which is hereby acknowledged, to be held in escrow pursuant to paragraph 6 of this contract (the "Downpayment"):
                                                 $ 500,000,
(b) Balance at Closing in accordance with paragraph 7:
                                                 $ 6,500,000

4. Down payment in Escrow. (a) Seller's attorney ("Escrowee") shall hold the Downpayment in escrow in a segregated bank account at Mahapac National Bank, Putnam Vallay, , NY 10579 until Closing or sooner termination of this contract shall pay over or apply the Downpayment in accordance with the terms of this paragraph. Escrowee shall not hold the Downpayment in an interest-bearing account for the benefit of the parties. If interest is held for the benefit of the parties, it shall be paid to the party entitled to the Downpayment and the party receiving the interest shall pay any income taxes thereon. If interest is not held for the benefit of the parties, the Downpayment shall be placed in an IOLA account or as otherwise permitted or required by law. The Social Security or Federal Identification numbers ofthe parties shall be furnished to Escrowee upon request. At Closing, the Downpayment shall be paid by Escrowee to Seller. If for any reason Closing does not occur and either party gives Notice (as defined in paragraph 25) to Escrowee demanding payment of the Downpayment, Escrowee shall give prompt Notice to the other party of such demand. If Escrowee does not receive Notice of objection from such other party to the proposed payment within 10 business days after the giving of such Notice, Escrowee is hereby authorized and directed to make such payment If Escrowee does receive o such Notice of objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by Notice from the parties to this contract or a final, non-appealable judgment, order or decree of a court. However, Escrowee shall have the right at any time to deposit the Downpayment and the interest thereon with the clerk of a court in the county in which the Premises are located and shall give Notice of such deposit to Seller and Purchaser. Upon such deposit or other disbursement in accordance with the terms of this paragraph, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.
(b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience and that Escrowee shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee. Seller and Purchaser jointly and severally (with right of contribution) agree to defend (by attorneys selected by Escrowee), indemnify and hold Escrowee harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee.
(c) Escrowee may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advise of such counsel.
(d) Escrowee acknowledges receipt of the Downpayment by check subject to collection and Escrowee's agreement to the provisions of this paragraph by signing in the place indicated on the signature page of this contract.
(e) Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee. (f) The party whose attorney is Escrowee shall be liable for loss of the Downpayment

5. Acceptable Funds. All money payable under this contract unless otherwise specified, shall be paid by:
(a) Cash, but not over $1,000.00
(b) Good certified check of Purchaser drawn on or official check issued by any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York unendorsed and payable to the order of Seller, or as Seller may otherwise direct upon reasonable prior notice (by telephone or otherwise) to Purchaser.
(c) As to money other than the purchase price payable to Seller at Closing, uncertified check of Purchaser up to the amount of $500.00; and
(d) As otherwise agreed to in writing by Seller or Seller's attorney.

6. Mortgage Commitment Contingency. (a) The obligation of Purchaser to purchase under this contract is conditioned upon issuance, on or before 60 days after a fully executed copy of this contract is given to Purchaser or Purchaser's attorney in the manner set forth in paragraph 25 or subparagraph 8(j) (the "Commitment Date"), of a written commitment from an Institutional Lender pursuant to which such Institutional Lender agrees to make a first mortgage loan, to Purchaser, at Purchaser's sole cost and expense, of $ 3.5 million for a term of at least 30 years (or such lesser sum or shorter term as Purchaser shall be willing to accept) at the prevailing fixed or adjustable rate of interest and on other customary commitment terms (the "Commitment"), Purchaser's obligations hereunder are conditioned only on issuance of a Commitment. Once a Commitment is issued, Purchaser is bound under this contract even if the lender fails or refuses to fund the loan for any reason. (b) Purchaser shall (i) make prompt application to one or, at Purchaser's election, more than one Institutional Lender for such mortgage loan, (ii) furnish accurate and complete information regarding Purchaser and members of Purchaser's family, as required, (iii) pay all fees, points and charges required in connection with such application and loan, (iv) pursue such application with diligence, and (v) cooperate in good faith with such Institutional Lender(s) to obtain a Commitment. Purchaser shall accept a Commitment meeting the terms set forth in subparagraph 8(a) and shall comply with all requirements of such Commitment (or any other commitment accepted by Purchaser). Purchaser shall furnish Seller with a copy of the Commitment promptly after receipt thereof. (c) Prompt submission by Purchaser of an application to a mortgage broker registered pursuant to Article 12-D of the New York Banking Law ("Mortgage Broker") shall constitute full compliance with the terms and conditions set forth in subparagraph 8(b)(i), provided that such Mortgage Broker promptly submits such application to such Institutional Lender(s). Purchaser shall cooperate in good faith with such Mortgage Broker to obtain a Commitment from such Institutional Lender(s). (d) If all Institutional Lenders to whom applications were made deny such applications in writing prior to the Commitment Date, Purchaser may cancel this contract by giving Notice thereof to Seller, with a copy of such denials, provided that Purchaser has complied with all its obligations under this paragraph 8. (e) If no Commitment is issued by an Institutional Lender on or before the Commitment Date, then, unless Purchaser has accepted a written commitment from an Institutional Lender that does not conform to the terms set forth in subparagraph 8(a), Purchaser may cancel this contract by giving Notice to Seller within 5 business days after the Commitment Date, provided that such Notice includes the name and address of the Institutional Lender(s) to whom application was made and that Purchaser has complied with all its obligations under this paragraph 8. (f) If this contract is canceled by Purchaser pursuant to subparagraphs 8(d) or (e), neither party shall thereafter have any further rights against, or obligations or liabilities to, the other by reason of this contract, except that the Downpayment shall be promptly refunded to Purchaser and except as set forth in paragraph 27. (g) If Purchaser fails to give timely Notice of cancellation or if Purchaser accepts a written commitment from an Institutional Lender that does not conform to the terms set forth in subparagraph 8(a), then Purchaser shall be deemed to have waived Purchaser's right to cancel this contract and to receive a refund of the Downpayment by reason of the contingency contained in this paragraph 8. (h) If Seller has not received a copy of a commitment from an Institutional Lender accepted by Purchaser by the Commitment Date, Seller may cancel this contract by giving Notice to Purchaser within 5 business days after the Commitment Date, which cancellation shall become effective unless Purchaser delivers a copy of such commitment to Seller within 10 business days after the Commitment Date. After such cancellation neither party shall have any further rights against, or obligations or liabilities to, the other by reason of this contract, except that the Downpayment shall be promptly refunded to Purchaser (provided Purchaser has complied with all its obligations under this paragraph 8) and except as set forth in paragraph 27. (i) For purposes of this contract, the term "Institutional Lender" shall mean any bank, savings bank, private banker, trust company, savings and loan association, credit union or similar banking institution whether organized under the laws of this state, the United States or any other state, foreign banking corporation licensed by the Superintendent of Banks of New York or regulated by the Comptroller of the Currency to transact business in New York State; insurance company duly organized or licensed to do business in New York State; mortgage banker licensed pursuant to Article 12-D of the Banking Law; and any instrumentality created by the United States or any state with the power to make mortgage loans. (j) For purposes of subparagraph 8(a), Purchaser shall be deemed to have been given a fully executed copy of this contract on the third business day following the date of ordinary or regular mailing, postage prepaid.

7. Permitted Exceptions. The Premises are sold and shall be conveyed subject to:
(a) Zoning and subdivision laws and regulations, and landmark, historic or wetlands designation, provided that they are not violated by the existing buildings and improvements erected on the property or their use;
(b) Consents for the erection of any structures on, under or above any streets on which the Premises abut;
(c) Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway;
(d) Real estate taxes that are a lien, but are not yet due and payable; and
(e) The other matters, if any, including a survey exception, set forth in Paragraph 26 hereof .

8. Governmental Violations and Orders. (a). Seller shall comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued as of the date of closing by any governmental department having authority as to lands, housing, buildings, fire, health, environmental and labor conditions affecting the Premises. The Premises shall be conveyed free of them at Closing. Seller shall furnish Purchaser with any authorizations necessary to make the searches that could disclose these matters.

9. Seller's Representations. (a) Seller represents and warrants to Purchaser that:
I. The Premises abut or have a right of access a public road;
II. Seller is the sole owner of the Premises and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of this contract;
III. Seller is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC")
Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA");
IV. Seller makes no representations regarding taxes.
(b) Seller covenants and warrants that all of the representations and warranties set forth in this contract shall be true and correct at Closing.
(c) Except as otherwise expressly set forth in this contract, none of Seller's covenants, representations, warranties or other obligations contained in this contract shall survive Closing.

10. Condition of Property. Purchaser acknowledges and represents that Purchaser is fully aware of the physical condition and state of repair of the Premises and of all other property included in this sale, based on Purchaser's own inspection and investigation thereof, and that Purchaser is entering into this contract based solely upon such inspection and investigation and not upon any information, data, statements or representations, written or oral, as to the physical conditions, state of repair, use, cost of operation or any other matter related to the Premises or the other property included in the sale, given or made by Seller or its representatives, and shall accept the same "as is" in their present condition and state of repair, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the date of Closing (except as otherwise set forth in paragraph 16(e), without any reduction in the purchase price or claim of any kind for any change in such condition by reason thereof subsequent to the date of this contract. Purchaser and its authorized representatives shall have the right, at reasonable times and upon reasonable notice (by telephone or otherwise) to Seller, to inspect the Premises before Closing,

11. Insurable Title. Seller shall give and Purchaser shall accept such title as any reputable title insurance company shall be willing to approve and insure in accordance with its standard form of title policy approved by the New York State Insurance Department, subject only to the matters provided for this contract

12. Closing, Deed and Title. (a) "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this contract, including the payment of the purchase price to Seller, and the delivery to Purchaser of a Bargain & Sale Deed with Covenants against Grantors Act in proper statutory short form for record, duly executed and acknowledged, so as to convey to Purchaser fee simple title to the Premises, free of all encumbrances, except as otherwise herein stated. The deed shall contain a covenant by Seller as required by subd. 5 of Section 13 of the Lien Law. (b) If Seller is a corporation, it shall deliver to Purchaser at the time of Closing (i) a resolution of its Board of Directors authorizing the sale and delivery of the deed, and (ii) a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of Section 909 of the Business Corporation Law, The deed in such case shall contain a recital sufficient to establish compliance with that Section.

13. Closing Date and Place. Closing shall take place at the office of Bolger, Hinz & Zutt, P.C. , 11 Oscawana Lake Road, Putnam Valley, NY or Purchaser' s Lender in Westchester or Putnam Counties, at 2 o'clock in the afternoon on or about May 15, 2008.

14. Conditions to Closing. This contract and Purchaser's obligation to purchase the Premises are also subject to and conditioned upon the fulfillment of the following conditions precedent:
(a) The accuracy, as of the date of Closing, of the representations and warranties of Seller made in this contract
(b) The delivery by Seller to Purchaser of a valid and subsisting Certificate of Occupancy or other required certificate of compliance, or evidence that none was required, covering the building(s) and all of the other improvements located on the property authorizing their use as a Medical Office Building (c) The delivery by Seller to Purchaser of a certificate stating that Seller is not a foreign person, which certificate shall be in the form then required by FIRPTA or a withholding certificate from I.R.S. If Seller fails to deliver the aforesaid certificate or if Purchaser is not entitled under FIRPTA to rely on such certificate, Purchaser shall deduct and withhold from the purchase price a sum equal to 10% thereof (or any lesser amount permitted by law) and shall at Closing remit the withheld amount with the required forms to the Internal Revenue Service.
(d) The delivery of the Premises and all building(s) and improvements comprising a part thereof in broom clean condition, together with keys to the Premises,
(e) All plumbing (including water supply and septic systems, if any), heating and air conditioning, if any, electrical and mechanical systems, equipment, and machinery in the building(s) located on the property and all appliances which are included in this sale being in working order as of the date of Closing.
(f) The delivery by the parties of any other affidavits required as a condition of recording the deed.

15. Deed Transfer and Recording Taxes. At Closing, certified or official bank checks payable to the order of the appropriate State, City or County officer in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed or mortgage, if any, shall be delivered by the party required by law or by this contract to pay such transfer and/or recording tax, together with any required tax returns duly executed and sworn to, and such party shall cause any such checks and returns to be delivered to the appropriate officer promptly after Closing. The obligation to pay any additional tax or deficiency and any interest or penalties thereon shall survive Closing.

16. Apportionments and Other Adjustments; Water Meter and Installment Assessments. (a) To the extent applicable, the following shall be apportioned as of midnight of the day before the day of Closing:
(i) taxes, water charges and sewer rents, on the basis of the fiscal period for which assessed; (ii) fuel (iii) rents as and when collected. (b) If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation.
(c) If there is a water meter on the Premises, Seller shall furnish a reading to a date not more than 30 days before Closing and the unfixed meter charge and sewer rent, if any, shall be apportioned on the basis of such last reading.
(d) If at the date of Closing the Premises are affected by an assessment which is or may become payable in annual installments, and the first installment is then a lien, or has been paid, then for the purposes of this contract all the unpaid installments shall be considered due and shall be paid by Seller at or prior to Closing.
(e) Any errors or omissions in computing apportionments or other adjustments at Closing shall be corrected within a reasonable time following Closing. This subparagraph shall survive Closing.

17. Allowance for Unpaid Taxes, etc. Seller has the option to credit Purchaser as an adjustment to the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest end penalties thereon to a date not less that five business dates after Closing, provided the official bills therefor computed to said date are produced at Closing.

18. Use of Purchase Price to Remove Encumbrances. If at Closing there are other liens or encumbrances that Seller is obligated to pay or discharge, Seller may use any portion of the cash balance of the purchase price to pay or discharge them, provided Seller shall simultaneously deliver to Purchaser at Closing instruments in recordable form and sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said instruments. As an alternative Seller may deposit sufficient monies with the title insurance company employed by Purchaser acceptable to and required by it to assure their discharge, but only if the title insurance company will insure Purchaser's title clear of the matters or insure against their enforcement out of the Premises and will insure Purchaser's Institutional Lender clear of such matters. Upon reasonable prior notice (by telephone or otherwise), Purchaser shall provide separate certified or official bank checks as requested to assist in clearing up these matters.

19. Title Examination; Seller's Inability to Convey; Limitations of Liability.
(a) Purchaser shall order an examination of title in respect of the Premises from a title company licensed or authorized to issue title insurance by the New York State Insurance Department or any agent for such title company promptly after the execution of this contract or, if this contract is subject to the mortgage contingency set forth in paragraph 8, after a mortgage commitment has been accepted by Purchaser. Purchaser shall cause a copy of the title report and of any additions thereto to be delivered to the attorney(s) for Seller promptly after receipt thereof. (b) (i) If at the date of Closing, Seller is unable to transfer title to Purchaser in accordance with this contract, or Purchaser has other valid grounds for refusing to close, whether by reason of liens, encumbrances or other objections to title or otherwise (herein collectively called "Defects"), other than those subject to which Purchaser is obligated to accept title hereunder or which Purchaser may have waived and other than those which Seller has herein expressly agreed to remove, remedy or discharge and if Purchaser shall be unwilling to waive the same and to close title without abatement of the purchase price, then, except as hereinafter set forth, Seller shall have the right, at Seller's sole election, either to take such action as Seller may deem advisable to remove, remedy, discharge or comply with such Defects or to cancel this contract; (ii) if Seller elects to take action to remove, remedy or comply with such Defects, Seller shall be entitled from time to time, upon Notice to Purchaser, to adjourn the date for Closing hereunder for a period or periods not exceeding 60 days in the aggregate (but not extending beyond the date upon which Purchaser's mortgage commitment, if any, shall expire), and the date for Closing shall be adjourned to a date specified by Seller not beyond such period. If for any reason whatsoever, Seller shall not have succeeded in removing, remedying or complying with such Defects at the expiration of such adjournment(s), and if Purchaser shall still be unwilling to waive the same and to close title without abatement of the purchase price, then either party may cancel this contract by Notice to the other given within 10 days after such adjourned date; (iii) notwithstanding the foregoing, the existing mortgage (unless this sale is subject to the same) and any matter created by Seller after the date hereof shall be released, discharged or otherwise cured by Seller at or prior to Closing.
(c) If this contract is cancelled pursuant to its terms, other than as a result of Purchaser's default, this contract shall terminate and come to an end, and neither party shall have any further rights, obligations or liabilities against or to the other hereunder or otherwise, except that: (i) Seller shall promptly refund or cause the Escrowee to refund the Downpayment to Purchaser and, unless cancelled as a result of Purchaser's default or pursuant to paragraph 8, to reimburse Purchaser for the net cost of examination of title, including any appropriate additional charges related thereto, and the net cost, if actually paid or incurred by Purchaser for updating the existing' survey of the Premises or of a new survey, and (ii) the obligations under paragraph 27 shall survive the termination of this contact.

20. Affidavit as to Judgments, Bankruptcies, etc. If a title examination discloses judgments, bankruptcies or other returns against persons having names the same as or similar to that of Seller; Seller shall deliver an affidavit at Closing showing that they are not against Seller.

21. Defaults and Remedies. (a) If Purchaser defaults hereunder, Seller's sole remedy shall be to receive and retain the Downpayment as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.
(b) If Seller defaults hereunder, Purchaser shall have such remedies as Purchaser shall be entitled to at law or in equity, including but not limited to, specific performance. 24. Purchaser's Lien. All money paid on account of this contract, and the reasonable expenses of examination of title to the Premises and of any survey and survey inspection charges are hereby made liens on the Premises, but such liens shall not continue after default by Purchaser under this contract

22. Notices. Any notice or other communication ("Notice") shall be in writing and either: (a) sent by either of the parties hereto or by their respective attorneys who are hereby authorized to do so on their behalf or by the Escrowee, by registered or certified mail, postage prepaid, or (b) delivered in person or by overnight courier, with receipt acknowledged, to the respective addresses given in this contract for the party and the Escrowee, to whom the Notice is to be given, or to such other address as such party or Escrowee shall hereafter designate by Notice given to the other party or parties and the Escrowee pursuant in this paragraph. Each Notice mailed shall be deemed given on the third business day following the date of mailing the same, except that any Notice to Escrowee shall be deemed given only upon receipt by Escrowee and each Notice delivered in person or by overnight courier shall be deemed given when delivered, or (c) with respect to paragraph 7(b) or paragraph 20, sent by fax to the party's attorney . Each Notice by fax shall be deemed given when transmission is confirmed by the sender's fax machine. A copy of each Notice sent to a party shall also be sent to the party's attorney. The attorneys for the parties are hereby authorized to give and receive on behalf of their clients all Notices and deliveries. This contract may be delivered as provided above or by ordinary mail.

23. No Assignment. This contract may not be assigned by Purchaser without the prior written consent of Seller in each instance and any purported assignment(s) made without such consent shall be void.*

24. Broker. Seller and Purchaser each represents and warrants to the other that it has not dealt with any broker in connection with this sale other than Wald Realty ("Broker") and Seller shall pay Broker any commission earned pursuant to a separate agreement between Seller and Broker. Seller and Purchaser shall indemnify and defend each other against any costs, claims and expenses, including reasonable attorney's fees arising out of the breach on their respective parts of any representation or agreement contained in this paragraph. The provisions of this paragraph shall survive Closing or, if Closing does not occur the termination of this contract.

25. Miscellaneous. (a) All prior understanding, agreements, representations and warranties, oral or written, between Seller and Purchaser are merged in this contract; it completely expresses their full agreement and has been entered into after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this contract.
(b) Neither this contract nor any provision thereof may be waived, changed or cancelled except in writing. This contract shall also apply to and bind the heirs, distributees, legal representatives, successors and permitted assigns of the respective parties. The parties hereby authorize their respective attorneys to agree in writing to any changes in dates and time periods provided for in this contract.
(c) Any singular word or term herein shall also be read as in the plural and the neuter shall include the masculine and feminine gender, whenever the sense of this contract may require it.
(d) The captions in this contract are for convenience of reference only and in no way define, limit or describe the scope of this contract and shall not be considered in the interpretation of this or any provisions hereof.
(e) This contract shall not be binding or effective until duly executed and delivered by Seller and Purchaser.
(f) Seller and Purchaser shall comply with IRC reporting requirements, if applicable. This subparagraph shall survive Closing.
(g) Each party shall, at any time and from time to time, execute, acknowledge where appropriate and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this contract. This subparagraph shall survive Closing.
(h) This contract is intended for the exclusive benefit of the parties hereto and except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by any other person or entity.
(i) If applicable, the complete and fully executed disclosure of information on lead-based paint and/or lead-based paint hazards is attached hereto and made a part hereof. Continued on Rider attached hereto.

26. Premises are to be conveyed subject to covenants, easements and restrictions of record provided same do not prohibit use of the premises as a Medical office building, and to such state of facts as an accurate survey may reveal, provided title is not thereby rendered unmarketable.


* Assignment may be made however to a single purpose entity whose majority interest is owned by Purchaser.

IN WITNESS WHEREOF, this contract has been duly executed by the parties hereto.

CORTLANDT BUILDING ASSOCIATES, LLC           GYRODYNE COMPANY OF AMERICA, INC.


By: /s/ Wijayon Ratathicam                   By: /s/ Peter Pitsiokos
    --------------------------                   -----------------------------
Wijayon Ratathicam, MD, Member

------------------------------               ---------------------------------
               Purchaser                                         Purchaser


Attorney for Seller:                   Attorney for Purchaser:

BOLGER, HINZ & ZUTT P.C.
PO BOX 8
11 OSCAWANA LAKE ROAD
PUTNAM VALLEY, NY 10579

PHONE (845) 528-4410                   PHONE
FAX (845) 528-2566                     FAX

Receipt of the Downpayment is acknowledged and the undersigned agrees to act in accordance with the provisions of paragraph above.

/s/ Bolger, Hinz & Zutt P.C.
-----------------------------------
                    Escrowee

                                 CONTRACT RIDER
                                 --------------

SELLER: CORTANDT BUILDING ASSOC., LLC.
BUYER: GYRODYNE COMPANY OF AMERICA INC.

     (A) This rider amends, supercedes and/or supplements, as the sense dictates, the attached printed contract. In case of conflict, this Rider governs.

     (B) Title and possession shall be delivered subject to the leases specified on Schedule "B" to this contract, copies of which have been provided to Buyer. All rents shall be adjusted as of date of closing. Estoppel certificates from each tenant,* dated no later than 30 days prior to closing, will be provided to Buyer by Seller. All leasehold security will be assigned to Buyer by Seller.

     (C) Buyer shall have 30 days from its attorney's receipt of fully-executed contracts within which to conduct such legal, engineering and environmental analyses, investigations and inspections as it may wish with respect to the property and its tenants (all to be arranged through Seller's Broker, Wald Realty). Buyer may cancel this Agreement, by written notification to seller's attorney at any time within said 30 day period, whereupon its contract deposit shall be returned. Absent such written notice of cancellation within said 30 day period, this contract shall become binding upon Buyer, subject only to Seller's delivery of title and possession in accordance with this contract.

     (D) All information obtained and/or developed by Buyer as part of the due diligence by it pursuant to Paragraph "C" shall be kept confidential.

     (E) Buyer understands that, so long as it retains the right to cancel this contract pursuant to Paragraph "C" above, Seller retains the right to market the property to potential "backup" purchasers, subject to Buyer's rights hereunder.

* substantially in the form annexed hereto as Exhibit "1".
Dated: April 17, 2008

                                   CORTLANDT BUILDING ASSOCIATES, LLC, SELLER


                                   By: /s/ Wijayon Ratathicam
                                       --------------------------
                                       Wijayon Ratathicam, M.D., Member

                                   GYRODYNE COMPANY OF AMERICA, INC., BUYER


                                   By: /s/ Peter Pitsiokos
                                       --------------------------
                                       Peter Pitsiokos, Chief Operating Officer

                           RIDER TO AGREEMENT OF SALE
                                     BETWEEN
                  CORTLANDT BUILDING ASSOCIATES, LLC ("SELLER")
                                       AND
                 GYRODYNE COMPANY OF AMERICA, INC. ("PURCHASER")

The provisions of this Rider shall supplement the provisions of the Agreement to which it is attached, and in the event of any conflict between this Rider, any other Rider and the Agreement, the provisions of this Rider shall control.

     27. Additional Representations of Seller. Seller represents and warrants to Purchaser as follows:

(a) If the Premises are encumbered by an Existing Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remain uncured on the Closing Date.

(b) The information concerning written leases (which together with all amendments and modifications thereof are collectively referred to as "Leases") and any tenancies in the Premises not arising out of the Leases (collectively, "Tenancies') set forth in Schedule B attached hereto ("Rent Schedule") is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and there are no Leases or Tenancies of any space in the Premises other than those set forth therein and any subleases or subtenancies. Except as otherwise set forth in the Rent Schedule or elsewhere in this contract:

     (i) all of the Leases are in full force and effect and none of them has been modified, amended or extended;

     (ii) no renewal or extension options have been granted to tenants;

     (iii) no tenant has an option to purchase the Premises;

     (iv) the rents set forth are being collected on a current basis and there are no arrearages in excess of one month;

     (v) no tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing;

     (vi) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured;

     (vii) no action or proceeding instituted against Seller by any tenant of the Premises is presently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance; and

     (viii) there are no security deposits other than those set forth in the Rent Schedule.

If any Leases which have been provided to Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of the Leases.

(c) If a payroll schedule is attached hereto, such schedule lists all employees presently employed at the Premises, and the information contained therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and, except as otherwise set forth in such schedule, none of such employees is covered by a union contract and there are no retroactive increases or other accrued and unpaid sums owed to any employee.

(d) If a schedule of service, maintenance, supply and management contracts ("Service Contracts") is attached hereto, such schedule lists all such contracts affecting the Premises, and the information set forth therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

(e) If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

28. Seller's Obligations as to Leases.

(a) Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not, without Purchasers prior written consent, which consent shall not be unreasonably withheld:

     (i) amend, renew or extend any Lease in any respect, unless required by law;

     (ii) grant a written lease to any tenant occupying space pursuant to a Tenancy; or

     (iii) terminate any Lease or Tenancy except by reason of a default by the tenant thereunder.

(b) Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Premises which is presently vacant or which may hereafter become vacant without first giving Purchaser written notice of the identity of the proposed tenant, together with

     (i) either a copy of the proposed lease or a summary of the terms thereof in reasonable detail and

     (ii) a statement of the amount of the brokerage commission, if any, payable in connection therewith and the terms of payment thereof. If Purchaser objects to such proposed lease, Purchaser shall so notify Seller within 4 business days after receipt of Sellers notice if such notice was personally delivered to Purchaser, or within 7 business days after the mailing of such notice by Seller to Purchaser, in which case Seller shall not enter into the proposed lease. Unless otherwise provided in a schedule attached to this contract, Purchaser shall pay to Seller at the Closing, in the manner specified in paragraph 5, the rent and additional rent that would have been payable under the proposed lease from the date on which the tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less the amount of the brokerage commission specified in Seller's notice and the reasonable cost of decoration or other work required to be performed by the landlord under the terms of the proposed lease to suit the premises to the tenants occupancy ("Reletting Expenses"), prorated in each case over the term of the proposed lease and apportioned as of the Closing Dale. If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in paragraph 5, the Reletting Expenses, prorated in each case over the term of the lease and apportioned as of the later of the Closing Date or the rent commencement date. Such payment shall he made by Purchaser to Seller at the Closing. In no event shall the amount so payable to Seller exceed the sums actually paid by Seller on account thereof.

(c) If any space is vacant on the Closing Date, Purchaser shall accept the Premises subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this contract. Seller shall not grant any concessions or rent abatements for any period following the Closing without Purchaser's prior written consent. Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Premises.

(d) Seller does not warrant that any particular Lease of Tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or Tenancy prior to the Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this contract in any manner or entitle Purchaser to an abatement of or credit against the Purchaser Price or give rise to any other claim on the part of Purchaser.

29. Responsibility for Violations.

(a) Except as provided in subparagraphs (b) and (c) below, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises ("Violation Notices") and all liens which have attached to the Premises prior to the Closing by reason of such Violation Notices or the correction thereof ("Repair Liens"), shall be removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the Premises subject thereto, except that Purchaser shall not be required to accept such title and may terminate this contract as provided in paragraph 19 if Purchaser's Institutional Lender reasonably refuses to provide financing by reason thereof.

(b) If the reasonably estimated aggregate cost to remove or comply with any Violation Notices or Repair Liens which Seller is required to remove or comply with pursuant to the provisions of subparagraph (a) above shall exceed the sum of one-half of one percent of the Purchase Price (the "Maximum Amount"), Seller shall have the right to cancel this contract, in which event the sole liability of Seller shall be as set forth in paragraph 19(c), unless Purchaser elects to accept title to the Premises subject to all such Violation Notices or Repair Liens, in which event Purchaser shall be entitled to a credit of an amount equal to the Maximum Amount against the monies payable at the Closing.

(c) Regardless of whether a violation has been noted or issued prior to the date of this contract, Seller's failure to remove or fully comply with the following violations shall not be an objection to title:

          any violations which a tenant is required to remove or comply with pursuant to the terms of its Lease by reason of such tenant's use or occupancy, provided that such tenant remains in occupancy and is current in the payment of all rent payable under its Lease at the time of Closing.

Purchaser shall accept the Premises subject to all such violations without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price, except that if Purchaser's Institutional Lender reasonably refuses to provide financing by reason of the violations described above, Purchaser shall not be required to accept the Premises subject thereto and Purchaser shall have the right to terminate this contract in the manner provided in paragraph 19.

(d) If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

30. Service Contracts. Seller shall not modify or amend any Service Contractor enter into any new service contract unless same is terminable without penalty by the then owner of the Premises upon not more than 30 days notice.

31. Insurance. Seller shall maintain in full force and effect until the Closing all insurance policies currently in effect (or renewals thereof).

32. Removal of Fixtures and Equipment. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

33. Pending Tax Protests. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

34. Access to the Premises. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

35. Seller's Closing Obligations. At the Closing, Seller shall deliver the following to Purchaser:

(a) A statutory form of bargain and sale deed without covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract.

(b) All Leases initialed by Purchaser and all others in Seller's possession.

(c) A schedule of all cash security deposits and a check or credit to Purchaser in the amount of such security deposits, including any interest thereon, held by Seller on the Closing Date under the Leases, or appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash.

(d) A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents.

(e) All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

(f) At Purchaser's option, an assignment to Purchaser, without recourse or warranty against or by Seller, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

(g) To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi- governmental authorities having jurisdiction.

(h) Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

(i) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof.

(j) Copies of the current payroll records of all employees whose employment at the Premises will survive Closing. Seller shall make all other building and tenant files and records available to Purchaser for copying, which obligation shall survive the Closing.

(k) An original letter, executed by Seller or by its agent, advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

36. Apportionment and Collection of Rent Arrears. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order or priority:

     (a)  first to the month preceding the month in which the Closing occurred;

     (b)  then to the month in which the Closing occurred.

     (c) then to any month or months following the month in which the Closing occurred; and

     (d) then to the period prior to the month preceding the month in which the Closing occurred.

If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if an when the tenant paying the same has made all payments of rent and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.


SELLER:                                      PURCHASER

CORTLANDT BUILDING                           GYRODYNE COMPANY
     ASSOCIATES, LLC                             OF AMERICA, INC.


By: /s/ Wijayon Ratathicam                   By: /s/ Peter Pitsiokos
    ----------------------                       -------------------------

                           KENNETH PREGNO AGENCY, LTD.

                              Title No. KPW-15277L

                                   SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Cortlandt, County of Westchester and State of New York known and designated as Lot No. 1 as shown on a certain map entitled, "Subdivision of Property known as Pine Tree Acres, Town of Cortlandt, Westchester County, N.Y." and filed in the Office of the Westchester County Clerk, Division of Land Records on October 7, 1981 as Map No. 20752.

Said lot being more particularly bounded and described as follows:

BEGINNING at a point along the south side of Crompond Road, also known as Route 202, said point being the northeast corner of lands shown on a certain map entitled, "Orchard Gardens Section A" said map was filed in the Office of the Westchester County Clerk, Division of Land Records on October 29, 1943 as Map No. 6691;

THENCE along said south side of Crompond Road and the north side of said Lot No. 1, South 76 degrees 27'20" East 103.16 feet to the northwest corner of Lot No. 3 as shown on the aforesaid filed map;

THENCE along the west side of said Lot No. 3, South 27 degrees 46'00" West 90.00 feet to the northwest corner of Lot No. 2 as shown on said filed map;

THENCE along the west side of said Lot No. 2, South 27 degrees 46'00" West
200.00 feet and South 17 degrees 14'00" East 110.00 feet to the south line of said Lot No. 2;

THENCE along said south line of Lot No, 2, South 62 degrees 14'00" East 257.39 feet to the west side of Lafayette Avenue, a town highway;

THENCE along said west side of Lafayette Avenue, South 29 degrees 10'50" West
22.50 feet, South 29 degrees 37'50" West 119.89 feet, South 31 degrees 32'50" West 192.60 feet and South 29 degrees 56'00" West 1.73 feet to the northeast corner of lands now or formerly of Blanchard;

THENCE along the north side of said lands of Blanchard, North 67 degrees 10'20" West 29.57 feet and North 64 degrees 54'00" West 385.77 feet to the centerline of a stone wall;

THENCE along the said centerline of said stone wall, North 27 degrees 36'10" East 121.65 feet and North 23 degrees 05'50" East 27.00 feet to the east side of lands shown on said Map No. 6609;

THENCE along said east side of lands shown on said Filed Map No. 6609, North 27 degrees 46'00" East 624.00 feet to the point or place of BEGINNING.

     The policy to be issued under this report will insure the title to such buildings and improvements erected on the premises which by law constitute real property.

    FOR
CONVEYANCING
    ONLY

     TOGETHER with all the right, title and interest of the party of the first part, of, in and to the land lying in the street in front of and adjoining said premises.